SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2013

USA SYNTHETIC FUEL CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-54044	13-3995258
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification Number)

312 Walnut Street, Suite 1600, Cincinnati, Ohio 45202
(Address of principal executive office)

Registrant's telephone number, including area code: (513) 762-7870

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Director of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2013, the Board of Directors of USA Synthetic Fuel Corporation (the “Company”) approved two forms of restricted stock award agreements for use in connection with the Company’s 2013 Stock Incentive Plan (the “Plan”).    One form is for service-based awards (“Service-Based Award”) and one is for performance-based awards (“Performance-Based Award”).  The material terms of the forms are provided below, but the summaries are qualified in their entirety by reference to the two forms that are filed as Exhibit 10.1 and 10.2 to this Form 8-K.

Each form provides for the grant of restricted stock units, where one unit represents the contingent right to receive one share of common stock of the Company. The Service-Based Award agreement specifies certain vesting restrictions and risk of forfeiture for a specified period of time.  The vesting schedule assigned to any particular award will be determined by the Plan’s administrator, which is currently the Company’s Compensation Committee, at the time of the individual grant.  The Performance-Based Award will have performance criteria specified by the Compensation Committee that will be assigned to any particular award at the time of the individual grant. In both forms, the vesting of all or some portion of a restricted stock award may be accelerated as a result of an award holder’s termination of employment with the Company (or a Subsidiary, as defined in the Plan) by the Company without cause, due to the individual’s death or disability, or by the individual for good reason.  The forms also provide that the Company’s change in control may result in the accelerated vesting of the restricted stock awards.  If an award holder is terminated for cause or he voluntarily resigns during the vesting period, all unvested awards will be forfeited.   If the holder of an individual grant has an employment agreement, the award may reference terms of the employment agreement, as applicable.

Also on December 13, 2013, the Board of Directors reaffirmed the award to our chief financial officer, Daniel W. Dixon, of 50,000 shares of the Company’s common stock as previously reported in our 10-K/A for fiscal year ended December 31, 2012, filed with the Securities Exchange Commission on August 19, 2013 and our Proxy Statement on Schedule 14A, filed with the Commission on October 28, 2013.  The award will vest on January 1, 2015, provided that Mr. Dixon satisfies the terms in his employment agreement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Form of Service-Based Award Agreement
Exhibit 10.2	Form of Performance-Based Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated: December 19, 2013

USA SYNTHETIC FUEL CORPORATION

By: /s/ Dr. S. C. Vick
Dr. S. C. Vick
President and CEO